UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): May 12, 2015
LODE-STAR MINING INC. (Exact name of registrant as specified in its charter)
Nevada (State or other jurisdiction of incorporation)	000-53676 (Commission File Number)	N/A (IRS Employer Identification No.)
600-666 Burrard Street, Vancouver BC V6C 3P6 (Address of principal executive offices)
Registrant's telephone number, including area code: 778-370-1372
INTERNATIONAL GOLD CORP. (Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

❒ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

❒ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

❒ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

❒ Pre-commencement communications pursuant to Rule 13e-4(c) under Exchange Act (17 CFR 240.13e-4(c))

Section 5	Corporate Governance and Management

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year

On May 12, 2015, International Gold Corp. (the “Company”) completed a merger with its wholly owned subsidiary, Lode-Star Mining Inc., and formally assumed the subsidiary’s name by filing Articles of Merger with the Nevada Secretary of State (the “Name Change”).  The subsidiary was incorporated entirely for the purpose of effecting the Name Change and the merger did not affect the Company’s Articles of Incorporation or corporate structure in any other way.

In order for the Name Change to be recognized on the OTCQB, the Financial Industry Regulatory Authority (“FINRA”) will need to process the corporate action.  The Company is in the process of submitting the required documentation to FINRA, but will continue to trade under the name International Gold Corp. and the symbol “ITGC” until such time as FINRA has declared the Name Change effective.  Once FINRA has processed the Name Change, the Company plans to file a current report on Form 8-K to announce the effective date as well as its new trading symbol, if applicable.

Item 9.01. Financial Statements and Exhibits.

Exhibits
99.1	News Release dated May 18, 2015.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: May 18, 2015

Lode-Star Mining Inc.

By:	/s/ Mark Walmesley
Mark Walmesley
President, Chief Executive Officer, Chief Financial Officer, Treasurer, Director